UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):  July 22, 2005

M.B.A. Holdings, Inc.
(Exact name of registrant as specified in its Charter)

Nevada	0-28221	87-0522680
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

9419 E. San Salvador, Suite 105, Scottsdale, AZ 85260

(Address of principal executive offices, including zip code)

(480) 860-2288

(Registrant's telephone number)

Item 8.01.	Other Events

The Company, through its subsidiary company WorldWide Rentals, LLC has completed the acquisition of all of the assets of Liberty Motorcycle Rentals, LLC, a motorcycle rental operation that rents Harley-Davidson motorcycles from its Tempe, Arizona location. Liberty Motorcycle Rentals, LLC was a licensed rental location of Blue Sky Motorcycle Rentals, Inc. The purchase price included cash, the assumption of certain pre-existing liabilities and M.B.A. Holdings, Inc. common stock. The assets will continue to be employed in the operation of a licensed Blue Sky Motorcycle Rentals, Inc. location.

The Company, through its subsidiary company Rent2Ride Nationwide, LLC, also acquired certain motorcycle assets and 100% of the common stock of Escape Eagles, Inc., a Las Vegas, Nevada motorcycle dealer and rental operation that sells and rents motorcycles from its facility. The purchase price included cash, a note payable over four years and M.B.A. Holdings, Inc. common stock. Rent2Ride Nationwide will integrate its operations with the Denver, CO and Tempe, AZ locations.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M.B.A. Holdings, Inc.

Date: August 4, 2005	By:	/s/ Dennis M. O’Connor

Dennis M. O’Connor Chief Financial Officer